UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 11, 2014

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

QAD Inc.’s board of directors approved the appointment of Leslie J. Stretch to its board of directors as an independent director on June 11, 2014. Stretch joined Callidus Software Inc. in 2005 and has served as President and CEO since 2007. He joined Callidus Software’s board of directors in 2008. Prior to Callidus, Stretch has served in a variety of senior sales and marketing roles with global multinational software and technology companies including 9 years at Sun Microsystems and 6 years at Oracle in both the United Kingdom and North America.

Stretch is a member of QAD’s Audit Committee of the board of directors. Stretch will be eligible to participate in QAD’s compensation program for independent directors of the board as previously disclosed in QAD’s Proxy Statement filed May 7, 2014.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of June 12, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

Date: June 12, 2014	By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer